UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

         Date of Report (Date of earliest event reported): June 19, 2000

                          SOLID MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            (State of Incorporation)

                                    000-26931
                            (Commission File Number)

                                   98-0204702
                     (I.R.S. Employer Identification Number)

                               2779 Lake City Way
                            Burnaby, British Columbia
                                     V5A 2Z6
          (Address of principal executive offices, including zip code)

                                  (604)415-0444
              (Registrant's telephone Number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant's Certifying Accountant.

On June 19, 2000, the Registrant's directors resolved to change the Registrant's accountants/auditors from Cordovano & Harvey, P.C. of Suite 300, 201 Steele Street, Denver, Colorado, 80206 (the "Former Accountant") to Davidson & Company, Chartered Accountants, Suite 1270, P.O. Box 10372 Pacific Centre, 609 Granville Street, Vancouver, British Columbia, V7Y 1G8. This resolution of the Registrant's board of directors constitutes a dismissal of the Former Accountant however management of the Registrant was in no way dissatisfied with the professionalism or accounting work of the Former Accountant.

The decision to change the Registrant's accountants was approved by the board of directors.

There were no disagreements with the Former Accountant whether or not resolved on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the Former Accountant's satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Registrant has provided the Former Accountant with a copy of this disclosure and has requested that the Former Accountant furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the Former Accountant's letter to the SEC dated June 19, 2000 is filed as Exhibit 16 to this report on Form 8-K.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired.

         Not Applicable

(b)      Pro Forma Financial Information

         Not Applicable

(c)      Exhibits

         Number   Description
         ------   -----------

         16       Letter from Cordovano & Harvey, P.C.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

                                            SOLID MANAGEMENT CORPORATION

                                            Per:  /s/ Andrea Carley
                                                  ------------------------------
                                                  Andrea Carley, President